As filed with the Securities and Exchange Commission on December 14, 2012
Registration Statement No.333-182725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1041	92-0185596
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

611 N. Nevada Street
Carson City, Nevada 89703
(604) 261-2229
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jim O’Neil
Gryphon Gold Corporation
611 N. Nevada Street
Carson City, Nevada 89703
(604) 261-2229
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Sherman
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective, and from time to time thereafter.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer [_]	Accelerated Filer [_]	Non-Accelerated Filer [_]	Smaller Reporting Company	[X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Recent Developments

We are filing this prospectus to conform the disclosure contained herein to our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed on June 29, 2012, an amendment to our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed on September 14, 2012, our Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 14, 2012, our Quarterly Report on Form 10-Q for the period ended September 30, 2012, filed on November 14, 2012 and certain other reports as listed in the section entitled “Incorporation by Reference of Certain Documents” of this Prospectus. The information incorporated by reference to this prospectus supplement updates and supplements Gryphon Gold Corporation’s (the “Company”) Prospectus dated October 22, 2012 (the “Prospectus”).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus (i) upon written or oral request; and (ii) at no cost to the requester. Please contact us at 611 N. Nevada Street, Carson City, Nevada, 89703, or (604) 261-2229 to request any documents. You can also find links to the Company’s annual and quarterly reports electronically at www.gryphongold.com/investors.

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. If the registrant is an electronic filer, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December __, 2012

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-182725) (the “Registration Statement”) of the Company is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on October 22, 2012, to include, among other things, updated financial statements of the Company.

The information included in this filing updates and supplements the Registration Statement and the Prospectus contained therein. Except to the extent specifically updated and supplemented by this filing, the Prospectus contained in the Registration Statement remains unchanged and continues to form a part of this Registration Statement, and, accordingly, such Prospectus has not been reprinted in Part I of this Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

  Our Annual Report on Form 10-K (and subsequent amendments thereto) for the fiscal year ended March 31, 2012, filed with the SEC on June 29, 2012;
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the SEC on August 14, 2012;
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the SEC on November 14, 2012; and
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on April 3, 2012, April 5, 2012, April 6, 2012, April 19, 2012, April 24, 2012, May 1, 2012, May 29, 2012, June 18, 2012, June 19, 2012, June 27, 2012, June 29, 2012, June 29, 2012, June 29, 2012, July 2, 2012, July 5, 2012, July 31, 2012, July 31, 2012, August 3, 2012, August 3, 2012, August 15, 2012, August 28, 2012, August 28, 2012, August 29, 2012, September 4, 2012, September 5, 2012, September 6, 2012, September 14, 2012, September 14, 2012, September 26, 2012, September 27, 2012, November 15, 2012, November 21, 2012, and December 5, 2012.

By incorporating by reference the documents listed above, we can disclose important information to you by referring you to such documents, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$253.32
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$4,000.00
Printing and Engraving Expenses	*
Miscellaneous Expenses	*
Total	$29,253.32

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation (the "Certificate of Incorporation") provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Certificate of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15 – RECENT SALES OF UNREGISTERED SECURITIES

In the past three years, we have offered and sold the following securities in unregistered transactions pursuant to exemptions under the Securities Act.

On February 5, 2010, to permit the Company to exercise the Option, the Company, the Debt holders and Nevada Eagle entered into Amendment No. 1 to the Option Agreement (“Amendment No. 1”) pursuant to which, amongst other items, (i) the Company obtained the right, in lieu of the $500,000 cash payment, to issue a $500,000 promissory note to the Debt holders payable on the earlier of the receipt of proceeds of $500,000 from a contemplated private placement or February 19, 2010; (ii) certain unmet conditions required to be satisfied by Gryphon in connection with the exercise of the Option are deleted; and (iii) the schedule of properties listed to secure repayment of the Amended Note is updated. The securities were issued upon exercise of the warrants to certain accredited investors pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

As consideration for entering into Amendment No. 1, on February 5, 2010, the Company and the Debt holders entered into an Option Consideration Agreement (the “Option Consideration Agreement”) pursuant to which the Company agreed to (i) issue the Debt holders 1,500,000 shares of common stock of Gryphon and (ii) amend the terms of the Amended Note to reduce the conversion price (the “Amendment Consideration”), which Amendment Consideration was subject to obtaining Toronto Stock Exchange approval and, if required by the Toronto Stock Exchange, stockholder approval (the “Approvals”). The conversion price of Amended Note was amended upon receipt of such Approvals to be convertible at $0.60 per share from February 5, 2010 through March 30, 2010, at $0.70 per share from March 31, 2010 through March 30, 2011 and at $0.80 per share from March 31, 2011 to March 30, 2012. The securities were issued upon exercise of the warrants to certain accredited investors pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act.

On February 5, 2010, we exercised the Option to restructure the Convertible Note by converting $2,500,000 of principal of the Convertible Note, through the issuance of 4,000,000 shares of our common stock and a promissory note in the principal amount of $500,000 to the Debt holders, and issuing the Amended Note for the remaining $2,500,000 of principal of the Convertible Note to the Debt holders due and payable on March 30, 2012. The securities were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

On February 18, 2010, we closed the private placement announced on January 22, 2010 and issued 10,897,353 units at a purchase price of Cdn.$0.17 per unit for gross proceeds of $1,762,701 (Cdn$1,852,550). Each unit consists of one share of common stock and one half of one common stock purchase warrant. Each whole common stock purchase warrant is exercisable for a period of two years from the date of closing of the private placement to purchase one additional share of common stock at an exercise price of US$0.25. The units were offered for sale directly by the Company. In connection with the private placement, the Company has paid qualified registered dealers cash commissions in the aggregate amount of $162,003 (Cdn$170,261) and has issued to such qualified registered dealers compensation options to acquire up to 990,500 shares of common stock of the Company, exercisable at a price of US$0.21 for a period of up to twelve months from the date of closing of the private placement. The units were placed outside the United States pursuant to the exemption from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. In determining the availability of this exemption, Gryphon relied on representations made by the investors in the subscription agreements pursuant to which the units were purchased.

On June 16, 2010, we closed the private placement with Sage and issued 1,464,429 units at a purchase price of Cdn.$0.14 per unit for gross proceeds of $200,000 (Cdn.$205,000). Each unit consisted of one share of common stock and one half of one common stock purchase warrant. Each whole common stock purchase warrant is exercisable for a period of two years from the date of closing of the private placement to purchase one additional share of common stock at an exercise price of $0.20. The units were offered for sale directly by us. The proceeds of this offering were applied to fund the continuation of our exploration and development programs. The shares of our common stock were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

On August 23, 2010, we issued 1,500,000 shares of its common stock to Gerald W. Baughman and Fabiola Baughman (the “Baughmans”) pursuant to the terms of an Option Consideration Agreement by and between the Company and the Baughmans, dated February 5, 2010 (the “Option Consideration Agreement”). Pursuant to the terms of the Option Consideration Agreement and in order to satisfy the requirements of the Toronto Stock Exchange, the issuance of the shares of our common stock to the Baughmans was subject to approval by Gryphon’s stockholders at Gryphon’s next meeting of stockholders. On August 20, 2010, stockholders approved the issuance of the shares of our common stock to the Baughmans. The shares of our common stock were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

On January 21, 2011, we closed a private financing and raised net proceeds of approximately $1.3 million. The Company issued 6,500,000 units in a private placement, each unit consisting of one share of its common stock and one-half of a warrant to purchase a share of its common stock. The warrants are exercisable for a period of twenty-four months following the date of issuance at an exercise price of $0.30 per share. The purchasers of the units are entitled to registration rights on the shares of common stock and warrants. The units were placed outside the United States pursuant to the exemption from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act on the basis that the sale of the units was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. In determining the availability of this exemption, Gryphon relied on representations made by the investors in the subscription agreements pursuant to which the units were purchased.

On May 20, 2011, in connection with the exercise of an option to fix the royalty on our Borealis Project at 5%, we issued a $1.6 million promissory note, due May 20, 2013, with installment payments due upon commencement of production on the Borealis Property; 7,726,250 shares of common stock and a 5% convertible notes in the aggregate principal amount of $1,909,500, due May 20, 2014, convertible into shares of Gryphon common stock at $0.70 per share through May 20, 2012, $0.80 per share through May 20, 2013 and $0.90 per share through May 20, 2014. These securities were issued to accredited investors pursuant to Section 4(2) of the Securities Act.

On July 27, 2011, we closed a Cdn$3,000,000 private placement of units at price of Cdn$1,000 per Unit. The offering was conducted by a lead agent in Canada and by a U.S. agent in the United States. Each Unit consists of Cdn$1,000 principal amount of 10% secured subordinated debentures maturing July 28, 2012 and 1,500 warrants. Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company at a price of $0.20 per share. The Warrants expire on January 27, 2013. The shares of our common stock were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

On November 22, 2011, we closed a Cdn$4,479,000 private placement of units at a price of Cdn$1,000 per unit. The offering was conducted by a lead agent in Canada and by a U.S. agent in the United States. Each unit consists of Cdn$1,000 principal amount of 10% secured subordinated debentures maturing November 22, 2012 and 750 warrants. Each warrant entitles the holder thereof to purchase one common share in the capital of the Company at a price of $0.40 per share. The warrants expire on May 22, 2013. The securities were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

On March 20, 2012, we entered into a Bridge Loan facility with Waterton Global Value, L.P. for $1,500,000 (the “Bridge Loan”). The Bridge Loan was to be paid within 60 days or be subject to immediate repayment from the $15,000,000 Senior Facility. Security for the Bridge Loan was a perfected lien and a first priority security interest in all tangible and intangible properties and assets of Gryphon Gold. The Bridge Loan accrued interest at a rate of 15% and was subject to a $30,000 structuring fee as well as the issuance of 1,500,000 warrants, each entitling the lender to purchase one common share of Gryphon Gold stock at a strike price of 115% of the 5-day volume weighted average price of Gryphon’s common stock on the date of the agreement but provided that the price will not exceed $0.20 per share. The warrants expire on the third anniversary of their issue date. The securities were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

In conjunction with the Bridge Loan, the noteholders of the July and November 2011 debentures were issued an aggregate total of 14,955,308 warrants, each exercisable to acquire our common shares at a price of $0.164 for a period of 18 months. The securities were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

On April 18, 2012, we entered into a Senior Secured Gold Stream credit facility with Waterton Global Value, L.P. (the “Senior Facility”). The monthly repayments will be based on a formula using 80% of the gold spot price as the value of gold. As part of the Senior Facility, we entered into a Gold and Silver Supply Agreement with Waterton Global Value, L.P. whereby Waterton Global Value, L.P. has the right to purchase all of the gold and silver produced by BMC at the Borealis property. The Gold and Silver Supply agreement is effective from the closing date of the Senior Facility until the Borealis Property ceases operations. The proceeds were used to repay the Bridge Loan of $1,500,000 entered into with Waterton Global Value, L.P. on March 20, 2012 as well as our Cdn$3,000,000 10% subordinated secured notes, due in July of 2013, and our Cdn$4,500,000 10% subordinated secured notes, due November 27, 2013. The Senior Facility accrues interest at a rate of 5% per annum. On September 24, 2012, we and Waterton amended our Senior Facility, to increase Waterton’s commitment amount under the Senior Facility by $5 million, bringing the aggregate borrowings under the Senior Facility from $15 million to $20 million. Under the amended Senior Facility, amounts drawn down from the Senior Facility will be repayable in monthly payments beginning in December 2012 and ending in November 2014, with initial payments being approximately $50,000 per month and increasing to approximately $900,000 per month in March 2013 through to the end of the term in November 2014. The monthly repayments will be based on a formula using 80% of the gold spot price as the value of gold. On each repayment date, we may pay the monthly repayment amount in gold to Waterton’s gold account, or, if requested by Waterton, pay the amount in cash. We intend to use the remaining proceeds for working capital and additional capital expenditures related to our Borealis Project. We anticipate that the remaining proceeds from the amended Senior Facility and cash flow from operations will be sufficient to fund our cash requirements to achieve full production and processing capabilities at the Borealis Project. The Senior Facility is secured by a first priority charge on the assets of Gryphon Gold and BMC. In addition, we issued an aggregate of 14,062,500 share purchase warrants to Waterton in connection with the Senior Facility. Each warrant is exercisable at a price of Cdn$0.16 to acquire one common share in the capital share of the Registrant and expire three years from the date of issuance. The securities were issued pursuant to an exemption from registration in reliance upon Section 4(2) of the Securities Act.

ITEM 16 – EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

Exhibits

Number	Description
3.1*	Articles of Incorporation of Gryphon Gold Corporation, filed April 24, 2003 (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 3.1)

3.2*	Certificate of Amendment to Articles of Incorporation of Gryphon Gold Corporation, filed August 9, 2005 (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 3.2)

3.3*	Bylaws of Gryphon Gold Corporation (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 3.3)

3.4*	Articles of Incorporation of Borealis Mining Company, filed June 5, 2003 (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 3.4)

3.5*	Bylaws of Borealis Mining Company (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 3.5)

3.6*	Certificate of Amendment to Articles of Incorporation dated December 10, 2009 (Previously filed on Form 8-K on December 16, 2009 as Exhibit 3.1)

4.1*	Specimen Common Stock certificate (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 4.1)

5.1*	Opinion Letter of Erwin & Thompson LLP

10.1*	Assignment of Borealis Mining Lease, dated January 10, 2005, between Golden Phoenix Mineral Company and Borealis Mining Company (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 10.2)

10.2*	Agreement and Consent to Assignment of Borealis Mining Lease, entered into as of January 26, 2005, between Richard J. Cavell, Hardrock Mining Company, John W. Whitney, Golden Phoenix Minerals, Inc., Borealis Mining Company and Gryphon Gold Corporation (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 10.3)

10.3*	Escrow Agreement, dated January 10, 2005, between Borealis Mining Company, Gryphon Gold Company and Lawyers Title Agency of Arizona (Regarding Purchase Agreement dated January 10, 2005) (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 10.4)

10.4*	Purchase Agreement dated January 10, 2005, as amended, Seller: Golden Phoenix Minerals, Inc., Buyer: Borealis Mining Company and Guarantor: Gryphon Gold Corporation (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 10.5)

10.5*	Agreement between Golden Phoenix Minerals, Inc. and Borealis Mining Company (Borealis Property, Mineral County, Nevada), dated July 21, 2003 (Previously filed on Form SB-2 on August 17, 2005 as Exhibit 10.6)

10.6*	Membership Interest Purchase Agreement for Nevada Eagle Resources LLC Properties (Previously filed on Form 8-K on July 6, 2007)

10 .7*	2006 Omnibus Incentive Plan (Incorporated by reference to Appendix E of the Registrant’s Definitive Schedule 14A proxy statement filed on August 9, 2006) (Previously filed as Exhibit 4.1 to Form S-8 filed on October 11, 2006)

10 .8*	Employment Agreement between the Registrant and John L. Key, dated July 21, 2008 (Previously filed as Exhibit 10.1 to Form 8-K filed on July 21, 2008)

10 .9*	Option to Amend the Mining Lease on the Borealis Property, dated effective August 22, 2008 (Previously filed as Exhibit 10.18 to Form 10-K filed on June 28, 2010)

10 .10*	Amendment No. 1 to the Option Agreement between the Registrant, Gerald W. and Fabiola Baughman, and Nevada Eagle Resources LLC, dated February 5, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 10, 2010)

10 .11*

Amendment No. 2 to the Option Agreement between the Registrant, Gerald W. and Fabiola Baughman, and Nevada Eagle Resources LLC, dated February 12, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 18, 2010)

10 .12*	Amendment No. 1 to Option to Amend Mining Lease dated August 7, 2009 (Previously filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on February 24, 2011)

10 .13*	Amendment No. 2 to Option to Amend Mining Lease dated February 12, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 18, 2010)

10 .14*	Amendment No. 3 to Option to Amend Mining Lease dated August 17, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on August 20, 2010)

10 .15*	Amendment No. 4 to Option to Amend Mining Lease dated February 22, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 24, 2010)

10 .16*

Amendment No. 2 to Option Agreement between the Registrant, Borealis Mining Company and Sage Gold, dated April 19, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on April 20, 2010)

10 .17*

Membership Interest Purchase Agreement between the Registrant and Fronteer Development (USA) Inc. dated April 23, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on April 27, 2010)

10 .18*

Amendment No. 3 to Option Agreement and Amendment No. 2 to Subscription Agreement between the Registrant, Borealis Mining Company and Sage Gold, dated April 19, 2010 (Previously filed as Exhibit 99.1 to the Registrant’s Form 8-K filed on May 6, 2010)

10 .19*

Amendment No. 4 to Option Agreement between the Registrant, Borealis Mining Company and Sage Gold, dated June 15, 2010 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 16, 2010)

10 .20*	Bridge Loan Agreement, dated March 20, 2012 (Previously filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .21*	July Indenture Subordination Agreement, dated March 20, 2012 (Previously filed as Exhibit 4.2 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .22*	November Indenture Subordination Agreement, dated March 20, 2012 (Previously filed as Exhibit 4.3 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .23*	July Indenture Supplemental Indenture, dated March 20, 2012 (Previously filed as Exhibit 4.3 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .24*	November Indenture Supplemental Indenture, dated March 20, 2012 (Previously filed as Exhibit 4.5 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .25*	Deed of Trust, dated March 20, 2012 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .26*	Pledge and Security Agreement, dated March 20, 2012 (Previously filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .27*	Security Agreement (Gryphon Gold Corporation), dated March 20, 2012 (Previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .28*	Security Agreement (Borealis Mining Company), dated March 20, 2012 (Previously filed as Exhibit 10.4 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .29*	Guarantee, dated March 20, 2012 (Previously filed as Exhibit 10.5 to the Registrant’s Form 8-K filed on March 26, 2012)

10 .30*+	Senior Secured Gold Stream Credit Agreement, dated April 18, 2012 (Previously filed as Exhibit 10.31 to the Registrant’s Form 10-K filed on June 28, 2012)

10.31*+	Gold and Silver Supply Agreement, dated April 18, 2012 (Previously filed as Exhibit 10.2 to the Registrant’s Form 8-K/A filed on August 3, 2012)

10 .32*+	Gold and Silver Supply Agreement, dated March 20, 2012 (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on September 14, 2012)

23 .1	Consent of Decoria-Maichel-Teague

23 .2*	Consent of John Danio, PE, of Denver, CO

23 .3*	Consent of United States Counsel (Erwin & Thompson LLP) (contained in Exhibit 5.1)

*	Previously filed and incorporated by reference.
+

The Company has requested and / or received confidential treatment with respect to certain portions of this document, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ITEM 17 – UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, on December 14, 2012.

GRYPHON GOLD CORPORATION

/s/ James T. O’Neil Jr. James T. O’Neil Jr.	President and Chief Executive Officer, interim Chief Financial Officer and Director	December 14, 2012
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James T. O’Neil Jr.	President and Chief Executive Officer, interim Chief Financial Officer and Director	December 14, 2012
(Principal Executive Officer and Principal Financial and Accounting Officer)

* ____________________	Director	December 14, 2012
Marvin K. Kaiser

* ____________________	Director	December 14, 2012
Terence J. Cryan

* By: /s/ James T. O’Neil Jr.
James T. O’Neil Jr.
Attorney-in-Fact